SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Deckers Outdoor Corporation

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April 21, 2006
Dear Stockholder:
       We cordially invite you to attend our 2006 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Friday, May 19, 2006 at Hotel Andalucia, 31 West Carrillo Street, Santa Barbara, California 93101.
       Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company’s 2005 Annual Report.
       Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. If you are a record holder of our common stock at the close of business on March 27, 2006, you are eligible to vote on these matters, either by attending the Annual Meeting in person or by Proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying Proxy Card in the enclosed postage-paid envelope. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated on such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the Annual Meeting. Submitting the Proxy Card does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

Sincerely,

Angel R. Martinez
President and Chief Executive
Officer

GENERAL INFORMATION
PROPOSAL NO. 1
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 2006 EQUITY INCENTIVE PLAN
PROPOSAL NO. 4 AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ANNUAL ELECTION OF DIRECTORS
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
COST OF SOLICITATION
ANNUAL REPORT ON FORM 10-K
DECKERS OUTDOOR CORPORATION 2006 EQUITY INCENTIVE PLAN
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF DECKERS OUTDOOR CORPORATION

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue, Goleta, California 93117
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 19, 2006
TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION
      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Deckers Outdoor Corporation, a Delaware corporation (the “Company”), will be held at Hotel Andalucia, 31 West Carrillo Street, Santa Barbara, California 93101, on Friday, May 19, 2006, beginning at 9:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1. Election of Directors. To elect three (3) directors of the Company to serve as Class I directors until the Annual Meeting of Stockholders to be held in 2009.

2. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm.

3. 2006 Equity Incentive Plan. To approve the 2006 Equity Incentive Plan.

4. Amendment to the Company’s Certificate of Incorporation. To approve an amendment to the Company’s Certificate of Incorporation to authorize the annual election of directors.

5. Other Business. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
      The Board of Directors has fixed March 27, 2006 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any continuations, postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote, in person or by Proxy, at the Annual Meeting.
      A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for 10 days prior to the Annual Meeting.
      We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.
      The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Annual Meeting, and stockholders are encouraged to read it in its entirety.
      As set forth in the accompanying Proxy Statement, Proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to stockholders on or about April 21, 2006.
      TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

BY ORDER OF THE BOARD OF DIRECTORS

Angel R. Martinez
President and Chief Executive
Officer
Goleta, California
April 21, 2006

495-A South Fairview Avenue
Goleta, California 93117
ANNUAL MEETING OF STOCKHOLDERS
To be Held May 19, 2006

PROXY STATEMENT

GENERAL INFORMATION
      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the “Company” or “Deckers”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., local time, on May 19, 2006, at Hotel Andalucia, 31 West Carrillo Street, Santa Barbara, California 93101, and any continuations, postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy Card (the “Proxy”) were first mailed to stockholders on or about April 21, 2006.
Method of Voting
      Stockholders can vote by Proxy or by attending the Annual Meeting and voting in person. A Proxy is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided or by facsimile to the Inspector of Elections at (213) 553-9735. Angel R. Martinez and Zohar Ziv, the designated proxyholders (the “Proxyholders”), are members of the Company’s management. If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a Proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.
      If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted “FOR” the nominees named herein for election as directors, “FOR” ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, “FOR” the 2006 Equity Incentive Plan, “FOR” the amendment to the Company’s Certificate of Incorporation to authorize the annual election of directors, and in accordance with the recommendations of the Board of Directors upon such other business as may properly come before such meeting or any and all continuations, postponements or adjournments thereof.
Revocation of Proxy
      A stockholder giving a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent Proxy, or by attending the Annual Meeting and voting in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed Proxies will be voted in accordance with the specifications on the enclosed Proxy.
Record Date
      March 27, 2006 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of March 27, 2006, there were outstanding 12,483,066 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”).

Voting Rights
      Vote Required. In order to conduct business at the Annual Meeting, a quorum must be present. A majority of the shares of Common Stock entitled to vote, present in person or represented by Proxy, will constitute a quorum at the Annual Meeting. We will treat shares of Common Stock represented by a properly signed and returned Proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. The Company’s Certificate of Incorporation does not authorize cumulative voting in the election of directors. Directors will be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by Proxy and entitled to vote on the election of directors. The affirmative vote of holders of a majority of the outstanding shares of our Common Stock, present in person or represented by Proxy at the Annual Meeting and entitled to vote (assuming that a quorum is present), is required to approve Proposal No. 2 regarding the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm and Proposal No. 3 regarding the 2006 Equity Incentive Plan. The affirmative vote of holders of a majority in voting power of the outstanding shares of our Common Stock is required to approve Proposal No. 4 regarding the amendment to the Company’s Certificate of Incorporation to authorize the annual election of directors.
      Abstentions. We will count a properly executed Proxy marked ABSTAIN with respect to a particular proposal as present for purposes of determining whether a quorum is present, but the shares represented by that Proxy will not be voted at the Annual Meeting with respect to such proposal. Because approval of Proposal No. 4 requires the affirmative vote of a majority of the voting power of the shares outstanding, abstentions on this proposal will have the same effect as a vote “AGAINST” Proposal No 4. However, abstentions will have no effect on the outcome of any other proposal, but will reduce the number of votes required to approve those proposals.
      Broker Non-Votes. If your shares are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. “Broker non-votes” are shares held by a broker or other nominee that are represented at the Annual Meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of the shares to vote on the particular proposal and the broker does not have discretionary voting power on the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal. Failure to instruct your broker on how to vote your shares on Proposal No. 4 will have the effect of voting “AGAINST” Proposal No. 4. Failure to instruct your broker on how to vote your shares on any other proposal will have no effect on the outcome of such proposals, assuming that a quorum is present at the Annual Meeting, but will reduce the number of votes required to approve those proposals.
      Voting Shares in Person that are Held Through Brokers. If your shares are held of record by your broker, bank or another nominee and you wish to vote those shares in person at the annual meeting, you must obtain from the nominee holding your shares a properly executed legal Proxy identifying you as a Deckers’ stockholder, authorizing you to act on behalf of the nominee at the Annual Meeting and identifying the number of shares with respect to which the authorization is granted.
Procedures for Stockholder Nominations
      The Company’s Bylaws provide that a stockholder seeking to nominate a candidate for election as director at an annual meeting of stockholders must provide timely advance written notice. To be timely, a stockholder’s notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.

      Under our Bylaws, a stockholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•	the name and address of the stockholder proposing to make the nomination and of the person or persons to be nominated;

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice;

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee;

•	any other information concerning the proposed nominee(s) that the Company would be required to include in the Proxy Statement if the Board of Directors made the nomination; and

•	the consent of the nominee(s) to serve as director if elected.
      The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Bylaws will be forwarded to the Corporate Governance and Nominating Committee.
Other Business
      If any other matters are promptly presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional Proxies in favor of one or more of the proposals, the persons named as Proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgement to the same extent as the person delivering the Proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate any other matter would be raised at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Company’s Bylaws state that the Board of Directors shall consist of not less than one or more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at seven. There are currently seven Board members and no vacancies. The Company’s Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board currently consists of three directors for Class I and two directors for both Class II and Class III. The current term of the Class II directors expires at the Annual Meeting of Stockholders to be held in 2007, the current term of the Class III directors expires at the 2008 Annual Meeting of Stockholders, and the current term of the Class I directors expires at the May 19, 2006 Annual Meeting of Stockholders. The Board of Directors is proposing John M. Gibbons, Daniel L. Terheggen and John G. Perenchio, who are now serving as Class I directors, for re-election as Class I directors at the Annual Meeting. The biographical information regarding each of the nominees is listed below under “Management.” Except as discussed in the next sentence, each of the Class I directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2009, until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. Proposal No. 3 included in this Proxy Statement is to amend the Company’s Certificate of Incorporation to authorize the annual election of directors and if this proposal is approved by the stockholders, all directors will be elected annually beginning at the 2007 annual stockholder meeting. Each nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees of the Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any adjournment or postponement thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as director. Voting shall take place for the three Class I directors, and the three nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes, will be elected.
      None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
“FOR” PROPOSAL NO. 1 TO ELECT THE ABOVE NOMINEES.

MANAGEMENT
      The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

			Class of
Name	Age	Position	Director

Douglas B. Otto	54	Chairman of the Board of Directors	III
Angel R. Martinez	50	President, Chief Executive Officer and Director	II
Zohar Ziv	53	Chief Financial Officer, Executive Vice President of Finance and Administration and Assistant Secretary
Constance X. Rishwain	48	President of the UGG and Simple Divisions
Patrick C. Devaney	51	Senior Vice President of Global Sourcing, Production and Development
Peter K. Worley	45	President of the Teva Division
Colin G. Clark	43	Senior Vice President, International
Janice M. Howell	56	Vice President of Operations
John A. Kalinich	38	Vice President of Consumer Direct
Gene E. Burleson	65	Director (1)	III
Rex A. Licklider	63	Director (1)	II
John M. Gibbons	57	Director (1)	I
Daniel L. Terheggen	55	Director (1)	I
John G. Perenchio	50	Director (1)	I

(1)	The Board of Directors has determined that each of these directors is “independent” as that term is defined under the National Association of Securities Dealers, Inc. (the “NASD”) Rule 4200(a)(15).
      Douglas B. Otto, age 54, co-founder of Deckers in 1973, has served as a director since the Company’s inception and as Chairman of the Board since 1982. Mr. Otto has also served as an executive officer since the Company’s inception to April 2005, including as Chief Executive Officer from 1982 to April 2005, as President from January 2003 to April 2005, from March 1999 to February 2000 and from 1982 to May 1998, and as Chief Financial Officer from June 1990 to December 1992.
      Angel R. Martinez, age 50, joined Deckers in April 2005 as President and Chief Executive Officer. In September 2005, he became a director of the Company. Previously, Mr. Martinez was Chief Executive Officer and Vice Chairman of Keen LLC, an outdoor footwear manufacturer, from January 2005 to March 2005, after serving as President and Chief Executive Officer from April 2003 to December 2004, and as an independent consultant since June 2001. Prior thereto he served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. (NYSE: RBK) and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok. Mr. Martinez has been a member of the Board of Directors of Tupperware Brands Corporation (NYSE: TUP) since 1998.
      Zohar Ziv, age 53, joined Deckers in March 2006 as Chief Financial Officer and Executive Vice President Finance and Administration. Previously, from February 2004 to December 2005, Mr. Ziv was Chief Financial Officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a global marketing services firm. Prior to that, Mr. Ziv was Chief Financial Officer of Stravina Operating Company, LLC, a supplier of personalized novelty items in North America from June 2002 to February 2004. Mr. Ziv has also served as Chief Financial Officer of Joico Laboratories, Inc., a multi-national manufacturer and marketer of hair products from July 2001 to June 2002.
      Constance X. Rishwain, age 48, has been the President of the UGG and Simple Divisions since December 2002 after serving as Vice President, Brand Manager-UGG since April 1999 and Vice President,

Brand Manager-Simple since January 2001. Previously, Ms. Rishwain held a variety of positions since joining us in January 1995, including Vice President of Domestic Sales for Teva, UGG and Simple from June 1999 to December 1999, Vice President of Sales — Western Division for Teva, UGG and Simple from December 1997 to June 1999 and Vice President Merchandising for Teva, UGG and Simple from January 1995 to December 1997. Before joining us, Ms. Rishwain held the position of Vice President of Merchandising and Marketing for Impo International Shoe Company from 1988 to 1994 and worked for Nine West Group Inc. from 1984 to 1988 in several capacities.
      Patrick C. Devaney, age 51, has been our Senior Vice President of Global Sourcing, Production and Development since March 2000 and served as our Vice President of Global Sourcing, Production and Development from November 1997 to March 2000. Prior to joining us, Mr. Devaney was employed by Mizuno USA where he was Director of Global Footwear from February 1990 to June 1997 and was a Global Product/ Marketing Manager for Reebok International Ltd. from 1985 to December 1989.
      Peter K. Worley, age 45, joined Deckers in March 2006 as President of the Company’s Teva brand. From October 2005 to March 2006, Mr. Worley served as Vice President of U.S. Sales with K-Swiss, Inc. From May 1996 to October 2005, Mr. Worley was Vice President of Product Design and Development with K-Swiss. From 1991 to 1996 and from 1986 to 1989, Mr. Worley held various managerial positions with Reebok International Ltd.
      Colin G. Clark, age 43, joined Deckers in September 2005 as Senior Vice President, International. Prior to joining Deckers, from October 1991 to June 2004, Mr. Clark spent nearly thirteen years at The Rockport Company, a subsidiary of Reebok International Ltd., most recently serving as Vice President and General Manager — International. From 1991 to 2001, Mr. Clark held various senior positions at Rockport, including Vice President — Global Marketing, Vice President — International, Director and General Manager — United Kingdom, and Sales Manager — United Kingdom.
      Janice M. Howell, age 56, has been our Vice President of Operations since January 2003, Director of Operations from November 1999 to December 2002 and Director of Human Resources and Administration from January 1992 to November 1999. Ms. Howell previously was employed at Wavefront Technologies, Inc., a computer graphics company, as Director of Human Resources and Administration from 1986 to 1991.
      John A. Kalinich, age 38, has served as Vice President of Consumer Direct since November 2002, when he joined us in connection with our acquisition of the Teva Rights at that time. Mr. Kalinich served as a director of the Company being appointed by Mark Thatcher as provided in the agreement between Mark Thatcher and us for our acquisition of the Teva Rights, from November 2002 until May 2004. Mr. Kalinish also served as Director of Corporate Licensing for the Company from November 2002 to September 2004. Prior to joining us, Mr. Kalinich was the Chief Operations Officer for Teva Sport Sandals, Inc. from January 1995 to November 2002. Previously, Mr. Kalinich was employed as an audit senior associate by Coopers and Lybrand LLP from July 1991 to January 1995. Mr. Kalinich is a certified public accountant.
      Gene E. Burleson, age 65, has served as a director since September 1993. Mr. Burleson has also served as a director of Prospect Medical Holdings, Inc (AMEX: PZZ), a healthcare management services organization, since August 2005. In addition, Mr. Burleson has served as a director of Nesco Industries, Inc., a manufacturer of medical products, since November 2005, and a director for SunLink Health Systems, Inc. (AMEX: SSY), an operator of acute hospitals, since October 2003. He served as Chairman of the Board of Alterra Healthcare Corporation, an operator of assisted living facilities, from January 2003 to December 2003 and was a member of its board of directors from January 1995 to December 2003. He served as Chairman of the Board of Mariner Healthcare, Inc., a long-term healthcare provider, from January 1999 to May 2002.
      Rex A. Licklider, age 63, has served as a director since September 1993. Mr. Licklider has been director and Vice Chairman of The Sports Club Company, a developer and operator of health and fitness clubs, since May 1994. Mr. Licklider has served as the Chief Executive Officer of The Sports Club Company since March 2004 and as Co-Chief Executive Officer of The Sports Club Company from February 2002 to March 2004. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, a long distance telecommunications company, and from 1975 until February 1992, Mr. Licklider was Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company that merged with Resurgens Communications Group in February 1992.
      John M. Gibbons, age 57, has served as a director since July 2000. Mr. Gibbons is a founding partner of Tango Consulting Group, an executive consulting firm, since February 2005. From June 2000 to April 2004, Mr. Gibbons was Vice Chairman of TMC Communications, Inc., a long distance, data and Internet services provider, and was its Chief Executive Officer from June 2001 to April 2003. From June 2000 to June 2001, he was President of TMC Communications, Inc. He has served as a director of National Technical Systems, Inc. (NASDAQ: NTSC), a provider of integrated testing, certification, quality registration, systems evaluation and staffing services, since September 2003. Mr. Gibbons is also on the board of Habitat for Humanity of Sonoma County. Mr. Gibbons was Vice Chairman of Assisted Living Concepts, Inc., a national provider of assisted living services, from March 2000 to December 2001. Previously, Mr. Gibbons was employed by The Sports Club Company, a developer and operator of health and fitness clubs, where he was Chief Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from January 1995 to July 1999.
      Daniel L. Terheggen, age 55, has served as a director since September 2002. Mr. Terheggen was the co-founder and has been the Chief Executive Officer of BHPC Global Licensing, Inc., an international licensing and marketing firm, since April 1990. Mr. Terheggen has also been the Chief Executive Officer and majority owner of Consolidated Smart Systems, a provider of ancillary services to the multi-housing market throughout California, since June 1973.
      John G. Perenchio, age 50, has served as a director since December 2005. Mr. Perenchio is the owner and operator of Entrada Music LLC, a holding company with controlling interests in Fearless Records LLC, a boutique rock and punk music label; and Smartpunk, LLC, an internet music retail store. From 1990 to 2004, Mr. Perenchio served as an executive with Chartwell Partners, LLC, a family owned boutique investment bank and holding company specializing in the entertainment, media and real estate industries, where his responsibilities included managing the company’s real estate holdings. From 1984 to 1990, Mr. Perenchio was the Director of Contemporary Music at Triad Artists, Inc., one of the premier talent agencies in the world, and prior to that, from 1982 to 1984, practiced law as an attorney in California. Since 1992, Mr. Perenchio has been a director of Univision Communications Inc (NYSE: UVN), the leading Spanish-language media company in the United States.
Committees of the Board
      The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each member of these committees is “independent” as defined under the applicable rules of the NASD and the SEC.
      Audit Committee — The Board has a standing Audit Committee that (i) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; (ii) monitors the independence and performance of the Company’s independent registered public accounting firm, and (iii) provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors. The committee met eight times during 2005. At the date of this Proxy Statement, Mr. Gibbons was Chairman of the Audit Committee and the committee was comprised of Messrs. Burleson, Licklider and Gibbons. The Board has determined that Mr. Gibbons qualifies as an “audit committee financial expert” as defined under the rules of the SEC. All of the members of the Audit Committee meet the independence and experience requirements of the NASD rules and the independence requirements of the SEC.
      Compensation Committee — The Board’s Compensation Committee (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, and (iv) makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 1993

Employee Stock Incentive Plan (the “1993 Plan”) and the Company’s 1995 Employee Stock Purchase Plan (the “1995 Plan”). The committee met four times during 2005. At the date of this Proxy Statement, Mr. Burleson was Chairman of the Compensation Committee and the committee was comprised of Messrs. Burleson, Licklider, Gibbons, and Terheggen. All of the members of the Compensation Committee meet the independence requirements of the NASD rules. Beginning January 1, 2006 the Board determined that Mr. Terheggen is independent pursuant to the NASD rules. The Board made this determination after considering that the Company does not make any payments directly to Mr. Terheggen, no other owner of BHPC Global Licensing, Inc. is personally affiliated with Mr. Terheggen, and the payments made to BHPC Global Licensing, Inc. in 2005 amounted to substantially less than a majority of such company’s annual revenue.
      Corporate Governance and Nominating Committee — The Board’s Corporate Governance and Nominating Committee (i) develops and recommends to the Board a set of corporate governance principles applicable to the Company, (ii) recommends the director nominees to be selected by the Board for the next annual meeting of stockholders, (iii) identifies individuals qualified to become Board members, consistent with criteria approved by the Board and (iv) oversees the evaluation of the Board and management. The committee met four times during 2005. At the date of this Proxy Statement, the Corporate Governance and Nominating Committee was comprised of Messrs. Licklider, Burleson, Gibbons and Terheggen, and Mr. Licklider was the Chairman. All of the members of the Corporate Governance and Nominating Committee meet the independence requirements of the NASD rules.
Nominating Procedures and Criteria
      Among its functions, the Corporate Governance and Nominating Committee consider and approve nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in the Bylaws and described under “Stockholder Proposals and Director Nominations for the 2007 Annual Meeting — Procedures for Stockholder Nominations.” Stockholder nominations that meet the criteria outlined below will receive the same consideration that the committee’s nominees receive.
      Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following: integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought and broad business or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.
      In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; industry expertise; accomplishment in designing, marketing, manufacturing, distribution and licensing of footwear, apparel and accessories; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.
      In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of the Company.
      The Board of Directors’ nominees for the Annual Meeting have been recommended by the Corporate Governance and Nominating Committee, as well as the full Board of Directors.
      Stockholders did not propose any candidates for election at the Annual Meeting.
Communications with Directors
      You may communicate with the chair of our Audit Committee, Corporate Governance and Nominating Committee, or Compensation Committees, or with our independent directors as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company’s office at 495-A South Fairview Avenue, Goleta, California 93117.
      Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.
Director Attendance
      In 2005, the Company held seven meetings of the Board of Directors. During 2005, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members.
Director Compensation
      Standard Compensation — Directors who are not employees of the Company or its subsidiaries (“Nonemployee Directors”) receive an annual retainer of $20,000 in cash and 1,600 shares of Common Stock per year, which shares are granted on a quarterly basis. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and each committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. The Audit Committee Chairman receives an additional annual retainer fee of $12,000 and the Committee Chairmen for the Compensation Committee and the Corporate Governance and Nominating Committee each receive an annual retainer fee of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

Executive Compensation
      The following table sets forth for the years ended December 31, 2005, 2004, and 2003, the reportable compensation paid or awarded to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company who were executive officers of the Company at December 31, 2005 and received compensation in excess of $100,000 in such year (the “Named Executive Officers”).
Summary Compensation Table

		Annual Compensation		Long-Term Compensation

				Restricted		Securities
				Stock		Underlying
Name and principal position	Year	Salary	Bonus	Awards($)(1)		Options (#)

Angel R. Martinez	2005	$252,000	$232,000	$2,002,000	(2)	—
President and Chief Executive Officer(3)	2004	—	—	—		—
	2003	—	—	—		—

Douglas B. Otto	2005	169,000	232,000	—		—
Chairman of Board of Directors(3)	2004	345,000	1,476,000	358,000	(4)	—
	2003	345,000	813,000	—		25,000	(5)

Constance X. Rishwain	2005	168,000	203,000	147,000	(6)	—
President of the UGG and	2004	160,000	822,000	268,000	(4)	—
Simple Divisions	2003	160,000	639,000	—		20,000	(5)

M. Scott Ash	2005	165,000	130,000	147,000	(6)	—
Chief Financial Officer(7)	2004	165,000	413,000	268,000	(4)	—
	2003	146,000	204,000	—		20,000	(5)

Patrick C. Devaney	2005	167,000	112,000	147,000	(6)	—
Senior Vice President of Global Sourcing,	2004	167,000	356,000	268,000	(4)	—
Production and Development	2003	167,000	228,000	—		20,000	(5)

John A. Kalinich	2005	178,000	83,000	98,000	(6)	—
Vice President of Consumer Direct	2004	173,000	206,000	179,000	(4)	—
	2003	166,000	129,000	—		12,500	(5)

(1)	As of December 31, 2005, Mr. Martinez beneficially owned 62,000 shares of nonvested stock units in the aggregate, then valued at $1,712,440. As of December 31, 2005, Mr. Otto beneficially owned 4,240 shares of nonvested stock units in the aggregate, then valued at $117,109. As of December 31, 2005, Ms. Rishwain beneficially owned 9,180 shares of nonvested stock units in the aggregate, then valued at $253,552. As of December 31, 2005, Mr. Ash beneficially owned 9,180 shares of nonvested stock units in the aggregate, then valued at $253,552. As of December 31, 2005, Mr. Devaney beneficially owned 9,180 shares of nonvested stock units in the aggregate, then valued at $253,552. As of December 31, 2005, Mr. Kalinich beneficially owned 6,120 shares of nonvested stock units in the aggregate, then valued at $169,034. The value of the aggregate nonvested stock unit holdings of the Named Executive Officers contained in this footnote is based on the closing price on December 31, 2005, which was $27.62 per share.

(2)	Represents two grants of nonvested stock units under which the executive has the right to receive shares of Common Stock: (i) 50,000 shares valued at the closing price on the date of grant, which was $34.16 and (ii) 12,000 shares valued at the closing price on the date of grant, which was $24.46. Both awards will vest 25% per quarter between the third and fourth anniversaries of the respective grant dates; however, the latter is subject to target performance as well. The stock awards are not entitled to dividends or dividend equivalents.

(3)	Effective April 11, 2005, Mr. Angel Martinez succeeded Mr. Otto as President and Chief Executive Officer. Mr. Otto continues to be Chairman of the Board of Directors.

(4)	Represents the grant of nonvested stock units under which the executive has the right to receive shares of Common Stock, subject to vesting and target performance. The nonvested stock units were granted to the following executives: Douglas B. Otto (8,000 shares), Constance X. Rishwain (6,000 shares), M. Scott Ash (6,000 shares), Patrick C. Devaney (6,000 shares) and John A. Kalinich (4,000). The stock awards vest 25% per quarter, beginning on March 31, 2008. The value set forth in the table is based on the closing price on the date of grant, which was $44.73. The stock awards are not entitled to dividends or dividend equivalents.

(5)	Represents non-qualified stock options granted on December 5, 2003 at an exercise price of $19.00 per share, vesting 20% on the date of grant and 20% on each anniversary of the grant date until fully vested on December 5, 2007.

(6)	Represents the grant of nonvested stock units under which the executive has the right to receive shares of Common Stock, subject to vesting and target performance. The nonvested stock units were granted to the following executives: Constance X. Rishwain (6,000 shares), M. Scott Ash (6,000 shares), Patrick C. Devaney (6,000 shares) and John A. Kalinich (4,000 shares). The stock awards vest 25% per quarter, beginning on March 31, 2009. The value set forth in the table is based on the closing price on the date of grant, which was $24.46. The stock awards are not entitled to dividends or dividend equivalents.

(7)	Effective March 10, 2006, Mr. Ash resigned as Chief Financial Officer and was succeeded by Zohar Ziv who also assumed the position of Executive Vice President of Finance and Administration and Assistant Secretary of the Company.
Option Exercises and Holdings
      None of the Named Executive Officers were granted stock options during 2005.
Aggregated Option Exercises in 2005 and
2005 Year-End Option Values

			Number of Unexercised		Value of Unexercised
			Options at		In-the- Money Options at
	Shares		December 31, 2005		December 31, 2005
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Angel R. Martinez	—	$—	—	—	$—	$—
Douglas B. Otto	—	—	360,000	20,000	8,479,635	319,400
Constance X. Rishwain	31,500	940,439	8,000	18,000	130,560	302,160
M. Scott Ash	57,000	1,994,111	17,000	16,000	223,540	255,520
Patrick C. Devaney	43,051	1,363,336	9,000	16,000	154,580	255,520
John A. Kalinich	7,500	155,527	8,500	17,000	165,478	330,870
Incentive Compensation Plans
      The Company currently has two incentive compensation plans: (i) The 1993 Plan and (ii) the 1995 Plan. The 1993 Plan, as amended, provides for 3,000,000 shares of Common Stock that are reserved for issuance to officers, directors, employees, and consultants of the Company. Awards to 1993 Plan participants are not restricted to any specified form and may include stock options, securities convertible into or redeemable for stock, stock appreciation rights, stock purchase warrants, or other rights to acquire stock. The 1995 Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code. Under the terms of the 1995 Plan, as amended, 300,000 shares of Common Stock are reserved for issuance to employees who have been employed by the Company for at least six months. The 1995 Plan provides for employees to purchase the Company’s Common Stock at a discount below market value, as defined by the 1995 Plan.
      The Board has determined that the 1993 Plan will no longer be available for further awards upon the effective date of the approval of our stockholders of the 2006 Equity Incentive Plan.

Equity Compensation Plan Information
      The following table shows outstanding options, their weighted-average exercise price and options remaining available for issuance under the Company’s existing compensation plans.
EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
	Number of		Remaining Available
	Securities to be	Weighted-Average	For Future Issuance
	Issued upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights (a)	Rights (b)	in Column (a)) (c)

Equity compensation plans approved by security holders	819,000 (1)	$7.16	259,000 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	819,000	$7.16	259,000

(1)	Shares issuable pursuant to outstanding options (628,000) and nonvested stock units (191,000) under the Company’s 1993 Employee Stock Incentive Plan.

(2)	Represents shares of the Company’s Common Stock, which may be issued pursuant to future awards under the Company’s 1993 Employee Stock Incentive Plan.
Employment Agreements
Angel R. Martinez, President and Chief Executive Officer
      Effective April 11, 2005, the Company entered into an employment agreement with Angel R. Martinez pursuant to which Mr. Martinez shall serve as the President and Chief Executive Officer of the Company. Mr. Martinez’s employment with the Company is “at will,” but the term of his employment agreement ends December 31, 2008. In 2005, Mr. Martinez’s compensation included an annual base salary of $345,000 and a bonus of $232,000. For 2006, Mr. Martinez will be entitled to an annual base salary of $500,000 and may be entitled to a performance bonus based on a target bonus of 100% of his annual base salary. The actual 2006 bonus paid, if any, to Mr. Martinez will be based upon the achievement of certain performance targets. If the performance targets are surpassed or if they are not achieved, the bonus may be more or less, as applicable, than the amount of the target bonus. Pursuant to his employment agreement, Mr. Martinez received 50,000 nonvested stock units upon commencement of his employment, the full amount of which will vest in quarterly equal installments between the third and fourth anniversary of his employment. Mr. Martinez may also be granted options or nonvested stock units to the extent approved by the Compensation Committee. Mr. Martinez will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.
      If Mr. Martinez is terminated by the Company for Cause, or Mr. Martinez terminates his employment, other than for Good Reasons, Mr. Martinez or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and nonvested stock units outstanding as of the termination date. If Mr. Martinez is terminated due to his death or total disability, in addition to those rights described in the first sentence of this paragraph, Mr. Martinez will be entitled to full acceleration of his initial grant of 50,000 nonvested stock units. If Mr. Martinez is terminated by the Company without Cause or Mr. Martinez terminates his employment for Good Reason, in addition to those rights described in the first two sentences of this paragraph, Mr. Martinez will be entitled to payment of his base salary for one year following his termination, subject to Mr. Martinez signing a release, and receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If Mr. Martinez is terminated within two years of a Change of Control of the Company without Cause or by Mr. Martinez for Good Reason, in addition to those rights described in the first two sentences of this paragraph, Mr. Martinez will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of two times his annual base salary plus the greater of two times the targeted incentive bonus immediately prior to the termination or two times the average actual incentive bonus for the previous three years, subject to Mr. Martinez signing a release, receipt of health benefits for a period of two years following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier, and full acceleration of his initial grant of 50,000 nonvested stock units.
      As used in the previous paragraph, (1) Cause means (i) any willful breach of duty by Mr. Martinez in the course of his employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company’s insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) Mr. Martinez’s gross negligence or incapacity to perform duties, excluding Mr. Martinez’s total disability, (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or in the event of a Change of Control, a reduction of total compensation, benefits, and perquisites, relocation greater than 50 miles, or a material change in position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).
Douglas B. Otto, Chairman of the Board
      Effective April 11, 2005, the Company entered into an amendment to Douglas B. Otto’s employment agreement pursuant to which Mr. Otto shall serve as the Chairman of the Board. Mr. Otto’s employment with the Company is “at will,” but the term of his employment agreement ends December 31, 2007. For 2005, Mr. Otto was entitled to compensation based on an annual base salary of $345,000 pro rated for the period through April 11, 2005 and an annual salary of $104,00 pro rated for the period after April 11, 2005. Mr. Otto was also entitled to an incentive bonus of $103,000 in 2005, based on achievement of certain performance criteria. For 2006, Mr. Otto is entitled to an annual base salary of $52,000. Pursuant to his employment agreement, Mr. Otto is not entitled to a bonus or any grants of nonvested stock units. Mr. Otto will receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.
      If Mr. Otto is terminated by the Company for any reason or Mr. Otto terminates his employment for any reason, Mr. Otto or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of three times his annual base salary plus the greater of three times the targeted incentive bonus immediately prior to the time such termination occurs or three times the average actual incentive bonus for the previous three years, if any, subject to Mr. Otto signing a release, receipt of health benefits for a period of three years following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier, and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date.
Constance X. Rishwain, President of the UGG and Simple Divisions
      Effective January 1, 2006, the Company entered into an employment agreement with Constance X. Rishwain pursuant to which Ms. Rishwain shall serve as the President of the UGG and Simple Divisions. Ms. Rishwain’s employment with the Company is “at will,” but the term of her employment agreement ends

December 31, 2007. For 2006, Ms. Rishwain will be entitled to an annual base salary of $225,000 and may be entitled to a performance bonus based on a target bonus of 100% of her annual base salary. The actual 2006 bonus paid, if any, to Ms. Rishwain will be based upon the achievement of certain performance targets. If the performance targets are surpassed or if they are not achieved, the bonus may be more or less, as applicable, than the amount of the target bonus. Ms. Rishwain may also be granted options or nonvested stock units to the extent approved by the Compensation Committee. Ms. Rishwain will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.
      If Ms. Rishwain is terminated by the Company for Cause or Ms. Rishwain terminates her employment, other than for Good Reasons, Ms. Rishwain or her beneficiaries will be entitled to payment of her accrued base salary, payment for her accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Ms. Rishwain is terminated by the Company due to her death or total disability, in addition to those rights described in the first sentence of this paragraph, Ms. Rishwain shall be entitled to payment of any accrued but unpaid incentive bonus for the current fiscal year based on actual performance. If Ms. Rishwain is terminated by the Company without Cause or Ms. Rishwain terminates her employment for Good Reason, in addition to those rights described in the first two sentences of this paragraph, Ms. Rishwain will be entitled to payment of her base salary for six months following her termination, subject to Ms. Rishwain signing a release, and receipt of health benefits for a period of six months following her termination or her attainment of alternative employment that provides health benefits, whichever is earlier. If Ms. Rishwain is terminated within two years of a Change of Control of the Company without Cause or by Ms. Rishwain for Good Reason, in addition to those rights described in the first two sentences of this paragraph, Ms. Rishwain will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of one and one-half times her annual base salary plus the greater of one and one-half times the targeted incentive bonus immediately prior to the termination or two times the average actual incentive bonus for the previous three years, subject to Ms. Rishwain signing a release, receipt of health benefits for a period of eighteen months following her termination or her attainment of alternative employment that provides health benefits, whichever is earlier.
      As used in the previous paragraph, (1) Cause means (i) any willful breach of duty by Ms. Rishwain in the course of her employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company’s insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) Ms. Rishwain’s gross negligence or incapacity to perform duties, excluding Ms. Rishwain’s total disability, (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or if within two years of a Change of Control, there is a reduction of Ms. Rishwain’s total compensation, benefits, and perquisites, the Company’s relocation is greater than 50 miles further from Ms. Rishwain’s home, or a material change in Ms. Rishwain’s position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).
M. Scott Ash, Former Chief Financial Officer
      On March 10, 2006, M. Scott Ash, resigned as Chief Financial Officer of the Company. Prior to his resignation, Mr. Ash was party to an employment agreement with the Company. In 2005, Mr. Ash was entitled to an annual base salary of $165,000, and in 2006, Mr. Ash was entitled to an annual base salary of $200,000. For 2005, Mr. Ash received a performance-based bonus equal to $130,000 and a grant of 6,000 nonvested stock units. Pursuant to his employment agreement, Mr. Ash was entitled to the following benefits as a result of his resignation: (i) payment of his accrued base salary, (ii) payment for his accrued vacation, (iii) reimbursement for certain expenses, (iv) receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, (v) payment of any accrued but unpaid incentive bonus for the prior fiscal year and (vi) the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date.
      Effective March 10, 2006, the Company entered into a consulting agreement with M. Scott Ash pursuant to which, following his resignation, Mr. Ash shall serve as a consultant to the Company, on an as needed basis, without any specified level of effort to assist the Company’s personnel and Mr. Ash’s successor as Chief Financial Officer. Pursuant to the agreement, Mr. Ash is an independent contractor and not an employee of the Company. The term of the agreement is for one year following Mr. Ash’s resignation. Mr. Ash will be entitled to a consulting fee of $100,000, payable in equal quarterly installments. In addition, Mr. Ash will be entitled to reimbursement for any reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder.
Patrick C. Devaney, Senior Vice President of Global Sourcing, Production and Development
      Effective January 1, 2006, the Company entered into an employment agreement with Patrick C. Devaney pursuant to which Mr. Devaney shall serve as the Senior Vice President of Global Sourcing, Production and Development. Mr. Devaney’s employment with the Company is “at will,” but the term of his employment agreement ends December 31, 2007. For 2006, Mr. Devaney will be entitled to an annual base salary of $200,000 and may be entitled to a performance bonus based on a target bonus of 67% of his annual base salary. The actual 2006 bonus paid, if any, to Mr. Devaney will be based upon the achievement of certain performance targets. If the performance targets are surpassed or if they are not achieved, the bonus may be more or less, as applicable, than the amount of the target bonus. Mr. Devaney may also be granted options or nonvested stock units to the extent approved by the Compensation Committee. Mr. Devaney will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.
      If Mr. Devaney is terminated by the Company for Cause or Mr. Devaney terminates his employment, other than for Good Reasons, Mr. Devaney or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Mr. Devaney is terminated by the Company due to his death or total disability, in addition to those rights described in the first sentence of this paragraph, Mr. Devaney shall be entitled to payment of any accrued but unpaid incentive bonus for the current fiscal year based on actual performance. If Mr. Devaney is terminated by the Company without Cause or Mr. Devaney terminates his employment for Good Reason, in addition to those rights described in the first two sentences of this paragraph, Mr. Devaney will be entitled to payment of his base salary for six months following his termination, subject to Mr. Devaney signing a release, and receipt of health benefits for a period of six months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If Mr. Devaney is terminated within two years of a Change of Control of the Company without Cause or by Mr. Devaney for Good Reason, in addition to those rights described in the first two sentences of this paragraph, Mr. Devaney will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of one and one-half times his annual base salary plus the greater of one and one-half times the targeted incentive bonus immediately prior to the termination or two times the average actual incentive bonus for the previous three years, subject to Mr. Devaney signing a release, receipt of health benefits for a period of eighteen months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.
      As used in the previous paragraph, (1) Cause means (i) any willful breach of duty by Mr. Devaney in the course of his employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company’s insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) Mr. Devaney’s gross negligence or incapacity to perform duties, excluding Mr. Devaney’s total disability, (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or if within two years of a Change of Control, there is a reduction of Mr. Devaney’s total compensation, benefits, and perquisites, the Company’s relocation is greater than 50 miles further from Mr. Devaney’s home, or a material change in Mr. Devaney’s position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).
John A. Kalinich, Vice President of Consumer Direct
      Effective November 25, 2005, the Company entered into an employment agreement with John A. Kalinich pursuant to which Mr. Kalinich shall serve as the Vice President of Consumer Direct, which expires on December 31, 2007. Commencing on November 25, 2007, Mr. Kalinich’s term of employment shall automatically be extended without further action by the Company or Mr. Kalinich on a month-to-month basis until such time as 30 calendar days’ written notice of termination is given by the Company or written notice is given by Mr. Kalinich. Pursuant to his employment agreement, Mr. Kalinich received an option to purchase 50,000 shares of Common Stock upon commencement of his employment. For 2006, Mr. Kalinich is entitled to an annual base salary of $180,000 and may be entitled to a performance bonus based on a target bonus of 50% of his annual base salary. The actual 2006 bonus paid, if any, to Mr. Kalinich will be based upon the achievement of certain performance targets. If the performance targets are surpassed or if they are not achieved, the bonus may be more or less, as applicable, than the amount of the target bonus. Mr. Kalinich may also be granted options or nonvested stock units to the extent approved by the Compensation Committee. Mr. Kalinich will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.
      If Mr. Kalinich is terminated by the Company due to his death or total disability or for Cause, or Mr. Kalinich terminates his employment, other than for Good Reasons, Mr. Kalinich or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Mr. Kalinich is terminated by the Company without Cause or Mr. Kalinich terminates his employment for Good Reason, in addition to those rights described above, Mr. Kalinich will be entitled to payment of an amount equal to the sum of (i) five times Mr. Kalinich’s base salary minus (ii) the base salary payments made to Mr. Kalinich during the first five years following the date of his employment agreement. Such payment shall be made over a period of one year following his termination. Mr. Kalinich shall also be entitled to receipt of health benefits until the first to occur of the fifth anniversary of his employment agreement and his attainment of alternative employment that provides health benefits.
      As used in the previous paragraph, (1) Cause means (i) any willful breach of duty by Mr. Kalinich in the course of his employment, continued violation of written Company employment policies after written notice of such violation, conviction of a felony, engaging in illegal activities which defame the Company, or his habitual negligence of his duty or continued incapacity to perform it, and (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of the Record Date, certain information concerning the shares of Common Stock beneficially owned by (i) each person who is a Named Executive Officer in the Summary Compensation Table; (ii) each director and director nominee; (iii) all executive officers and directors as a group (fourteen persons); and (iv) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries).

Name and Address of	Amount and Nature of
Beneficial Owner(1)	Beneficial Ownership(2),(3),(4)	Percent of Class(3)

Named Executive Officers
Douglas B. Otto(5)	1,632,472	12.7%
Angel R. Martinez	7,200	*
Constance X Rishwain	—	*
M. Scott Ash	12,000	*
Patrick C. Devaney	2,486	*
John A. Kalinich	1,291	*
Directors and Director Nominees
Douglas B. Otto(5)	1,632,472	12.7%
Angel R. Martinez	7,200	*
Rex A. Licklider(6)	225,808	1.8%
Gene E. Burleson	56,339	*
John M. Gibbons(7)	15,429	*
Daniel L. Terheggen	6,005	*
John G. Perenchio	400	*
All directors and executive officers as a group (fourteen persons)	1,968,945	15.3%
5% Stockholders
Morgan Stanley(8)	1,200,318	9.6%
PAR Capital Management(9)	1,147,567	9.2%
Burgundy Asset Management Ltd.(10)	1,042,700	8.4%
Witmer Asset Management(11)	1,037,803	8.3%
FMR Corp.(12)	1,000,100	8.0%
Wellington Management Co. LLP(13)	840,600	6.7%
Lotsoff Capital Management(14)	726,783	5.8%

*	Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1)	The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)	Unless otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable.

(3)	Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(4)	Includes shares under stock options that are presently exercisable or are exercisable within 60 days from the Record Date for the following: Douglas B. Otto — 360,000; M. Scott Ash — 12,000; John A.

Kalinich — 900; Rex A. Licklider — 6,000; John M. Gibbons — 2,000; Daniel L. Terheggen — 3,334; and all directors and executive officers as a group — 386,534.

(5)	Includes (a) 968,822 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power, (b) 114,750 shares held as trustee for the Tiffany Jade Otto Trust, of which Mr. Otto has sole voting and investment power, (c) 114,750 shares held as trustee for the Ty Dylan Bard Otto Trust, of which Mr. Otto has sole voting and investment power, (d) 39,150 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors and (e) 35,000 shares held by Mr. Otto’s wife. Mr. Otto disclaims ownership of the shares held by his wife.

(6)	Includes 219,808 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(7)	Includes 13,429 shares held by the Gibbons Living Trust as to which Mr. Gibbons has joint voting and investment power.

(8)	Includes 1,126,118 shares held by Morgan Stanley, as to which the beneficial owners have sole voting and dispositive power, and 1,076,668 shares held by Morgan Stanley Investment Management Inc., as to which the beneficial owners have sole voting and dispositive power. This information is based solely on a Schedule 13G filed by the parties on February 15, 2006 whose business address is 1585 Broadway, New York, NY 10036 and 1221 Avenue of the Americas, New York, NY 10020, respectively.

(9)	Includes 1,147,567 shares held by PAR Investment Partners, L.P., PAR Group L.P. and PAR Capital Management, Inc., as to which the beneficial owners have sole voting and dispositive power. This information is based solely on a Schedule 13G/A filed by the parties on February 14, 2006 whose business address is One International Place, Suite 2401, Boston, MA 02110.

(10)	Includes 1,042,700 shares held by Burgundy Asset Management Ltd, as to which the beneficial owners have sole voting and dispositive power. This information is based solely on a Schedule 13G filed by the party on February 1, 2006 whose business address is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3, Canada.

(11)	Includes 981,303 shares held by Witmer Asset Management, as to which the beneficial owners have shared voting and dispositive power; 41,500 shares held by Charles H. Witmer and Meryl B. Witmer, as to which the beneficial owners have sole voting and dispositive power and 996,303 shares held by Charles H. Witmer and Meryl B. Witmer, as to which the beneficial owners have shared voting and dispositive power. This information is based solely on a Schedule 13G/A filed by the parties on February 16, 2006 whose business address is 237 Park Avenue, Suite 800, New York, NY 10017.

(12)	Includes 22,500 shares held by FMR Corp., as to which the beneficial owners have sole voting power and 1,000,100 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G filed by the party on February 14, 2006 whose business address is 82 Devonshire Street, Boston, MA 02109.

(13)	Includes 458,000 shares held by Wellington Management Co. LLP, as to which the beneficial owners have shared voting power and 840,600 shares, as to which the beneficial owners have shared dispositive power. This information is based solely on a Schedule 13G filed by the parties on February 14, 2006 whose business address is 75 State Street, Boston, MA 02109.

(14)	Includes 237,749 shares held by Lotsoff Capital Management, as to which the members have sole voting power, 489,034 shares as to which the members have shared voting power, and 726,783 shares, as to which the members have sole dispositive power. This information is based solely on a Schedule 13G filed by the members on January 19, 2006. The LLC’s address is 20 North Clark St., 34th Floor, Chicago, IL 60602-4109.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors consists entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries and whom meet the independence requirements under the NASD rules. The Compensation Committee determines and administers the compensation of the Company’s executive officers. Set forth below are the principal factors underlying the Compensation Committee’s philosophy used in setting compensation.
      Compensation Philosophy — At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company’s long-term success. The Compensation Committee believes that the Company’s overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as nonvested stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to enhancement of profitability and stockholder value.
      The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chief Executive Officer and other executive officers. The Compensation Committee considers such corporate performance measures as net sales, open orders, net income, earnings per share and similar quantitative measures. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2005, the most important qualitative factors in determining incentive compensation awards to executive officers were the Compensation Committee’s assessments of their contributions to the Company’s net sales, open orders, and diluted earnings per share.
      The Compensation Committee also evaluates the total compensation of the Company’s Chief Executive Officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company’s industry. However, the Compensation Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Compensation Committee also receives assessments and advice regarding the Company’s compensation practices from independent compensation consultants.
      Relationship of Performance to Compensation — Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock-based compensation. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.
      The executive officers receive incentive awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Compensation Committee. Such officers receive compensation for the subsequent attainment of these goals.
      The 1993 Plan authorizes the Compensation Committee to make grants and awards of stock options, stock appreciation rights, nonvested stock units and other stock-based awards. The Compensation Committee grants such compensation to executive officers, as well as other employees and consultants of the Company and its subsidiaries below the executive officer level, as it deems appropriate.
      In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number and type of awards previously granted to and held by executive officers is reviewed but is not an important factor in determining the size of current grants.

      To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation.
      Beginning in December 2004, the Board of Directors and the Compensation Committee of the Company have determined to cease issuing stock options to directors, officers and employees of the Company and, rather, to issue nonvested stock units to continue to align the interests of the directors, officers and employees with those of the stockholders at a lower cost than the previous stock option grants. This policy will be reviewed by the Board of Directors and Compensation Committee periodically and may be changed in the future. As of December 20, 2004, officers and key employees will be eligible to receive nonvested stock units annually in an amount to be determined by the Board of Directors or the Compensation Committee. The vesting of the nonvested stock units will be as set forth in each grant and be dependent on the achievement of certain corporate milestones and continued employment with the Company for a designated period.
      Chief Executive Officer — Effective April 11, 2005, the Company entered into an employment agreement with Angel R. Martinez pursuant to which Mr. Martinez shall serve as the President and Chief Executive Officer of the Company. For 2005, his employment agreement provided for an annual salary of $345,000, based on an assessment and recommendation performed by an independent compensation consultant. The amounts of Mr. Martinez’s bonuses are determined by the Compensation Committee and are based upon certain performance criteria, weighted heavily toward net sales, open orders and operating results of the Company. In the event that performance targets are surpassed, the bonus earned can exceed the minimum incentive bonus amount, as did occur in 2005. For 2005, Mr. Martinez’s bonus was $232,000. Mr. Martinez may also be granted options or nonvested stock units to the extent approved by the Compensation Committee based on certain performance criteria. Mr. Martinez did not receive any such grants for performance in 2005.
      For 2005, the Compensation Committee based the majority of Mr. Martinez’s bonus on several criteria established at the beginning of the year, which were focused primarily on the Company’s ability to achieve targeted goals for net sales, open orders and earnings. In 2005, under the direction of Mr. Martinez, the Company exceeded the targeted goals for each of these areas. In 2005, the Company had record net sales of $264.8 million and record operating income of $52.3 million, and increased diluted earnings per share by 18%.
      In December 2005 and in February 2006, the Compensation Committee established the compensation of the Company’s Chief Executive Officer and its other executive officers for fiscal year 2006. In each case, the Compensation Committee’s decision was based upon the principles and procedures outlined above.
Deductibility of Compensation
      Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company.

      The Company has not adopted any formal policy with respect to Section 162(m) of the Internal Revenue Code of 1986. However, the Compensation Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Board has on occasion made decisions resulting in non-deductible compensation. The Compensation Committee believes that these payments were appropriate and in the best interests of the Company.

COMPENSATION COMMITTEE
Gene E. Burleson, Chairman
John M. Gibbons
Rex A. Licklider
Daniel L. Terheggen
      The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Committee Interlocks and Insider Participation
      As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider, Gibbons and Terheggen, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2005 or is a former officer or employee of the Company or any of its subsidiaries. Mr. Terheggen is a 50% owner and Chief Executive Officer of BHPC Global Licensing, Inc. The Company paid BHPC Global Licensing, Inc. an aggregate of approximately $118,000 for agency fees related to licensing of the Company’s products during 2005.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under the NASD rules and the independence requirements of the SEC.
      Management is responsible for the preparation of the Company’s financial statements and financial reporting process including its system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing (i) an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented in conformity with accounting principles generally accepted in the United States and (ii) an opinion on whether management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to monitor and oversee these processes. The Board of Directors has determined that John M. Gibbons, the Chairman of the Audit Committee, is an audit committee financial expert and is independent.
      In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2005 consolidated financial statements and obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, information regarding the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm’s independence from the Company and its management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm’s independence.
      The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held eight meetings during fiscal 2005, including meetings with the independent registered public accounting firm, both with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s registered public accounting firm is independent.
      Based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission (the “SEC”).

THE AUDIT COMMITTEE
John M. Gibbons, Chairman
Gene E. Burleson
Rex A. Licklider
      The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index for the five-year period commencing December 31, 2000 and ending December 31, 2005. The data represented below assumes $100 invested in each of the Company’s Common Stock, the Nasdaq Composite Index and the peer group index on December 31, 2000. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.
Comparison of Total Return

	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005

Deckers Outdoor Corporation	100.0	81.0	63.6	390.5	895.1	526.1
Nasdaq Composite	100.0	79.7	55.6	83.6	90.6	92.6
Athletic Shoe Composite	100.0	90.0	76.9	119.6	156.6	155.3

*	Athletic Shoe Composite peer group index consisting of K-Swiss Inc., Kenneth Cole Productions, Inc., Nike Inc., Rocky Shoes and Boots, Inc., The Stride Rite Corporation, The Timberland Company, and Wolverine World Wide Inc. In previous years, this peer group index also included Fila Holding SPA, which has been excluded from the index in all periods presented above, as its securities are no longer publicly-traded. Vans Inc., which was previously in our peer group index, was acquired by VF Corp in 2005 and has also been excluded. Reebok International Ltd. also was previously included in our peer group index, was acquired by Adidas-Salomon AG in 2005 and has been excluded.

Certain Relationships and Related Transactions

Transactions with Directors
      Daniel L. Terheggen, a member of the Company’s Board of Directors, is a 50% owner and Chief Executive Officer of BHPC Global Licensing, Inc. The Company paid BHPC Global Licensing, Inc. an aggregate of approximately $118,000 for agency fees related to licensing of the Company’s products during 2005.
      In 1993, the Company and Douglas B. Otto, Chairman of the Board, entered into a split dollar life insurance arrangement, whereby the Company participated in a portion of the life insurance premiums paid through 2001. The arrangement provided that Mr. Otto’s estate would reimburse the Company for all premiums previous paid. In 2005, Mr. Otto reimbursed the Company for all premiums paid on his behalf. The Company carried the value of the life insurance policy at its cash surrender value, which was lower than the amount of premiums paid on the policy. As a result, the Company recognized a gain of $260,000 in 2005 upon settlement and receipt of the reimbursement.

Limitation of Liability and Indemnification of Directors and Officers
      Our Certificate of Incorporation and Bylaws provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (the “DGCL”). In addition, we entered into Indemnification Agreements with our directors and executive officers in which we agree to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL.
      We have obtained a liability policy for our directors and officers as permitted by the DGCL which extends to, among other things, liability arising under the Securities Act of 1933, as amended.
      We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.
Code of Ethics
      The Company has adopted a Code of Ethics applicable to all senior officers of the Company. The Code of Ethics appears as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. A copy of the Code of Ethics is available free of charge by writing to the Secretary of the Company at the Company’s office at 495-A South Fairview Avenue, Goleta, California 93117. A free copy can also be obtained from the corporate website at www.deckers.com.
Section 16(A) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock (collectively “Section 16 Persons”) to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the SEC as well as the Company.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that: (i) Rex A. Licklider, Gene E. Burleson, Daniel L. Terheggen and John M. Gibbons each filed a Form 4 on December 9, 2005, which reported transactions that were due to be reported on November 1, 2005; (ii) M. Scott Ash, Patrick C. Devaney, Janice M. Howell, Constance X. Rishwain, Angel R. Martinez, Colin G. Clark, John A. Kalinich, Keith Sparks, Ed Goins, Leslyn M. Nitta and George Troy each filed a Form 5 on March 3, 2006, which reported transactions that were due to be reported on a Form 4 on December 5, 2005; (iii) Patrick C. Devaney and Janice M. Howell

each filed a Form 4 on December 9, 2005, which reported transactions that were due to be reported on October 20, 2005; (iv) Douglas B. Otto filed a Form 4 on April 11, 2005, which reported transactions that were due to be reported on April 8, 2005; (v) Leslyn M. Nitta filed a Form 5 on March 30, 2006, which reported a transaction that was due to be reported on a Form 4 on October 20, 2005; and (vi) Douglas B. Otto filed a Form 5 on March 30, 2006, which reported a transaction that was due to be reported on February 14, 2006.

PROPOSAL NO. 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      For the 2005 fiscal year, KPMG LLP provided audit services, which included examination of the Company’s annual consolidated financial statements. The Audit Committee has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2006. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.
      Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock, present in person or represented by Proxy of the Annual Meeting and entitled to vote. If the stockholders do not ratify the appointment, the Board of Directors and Audit Committee will consider the selection of another independent registered public accounting firm.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
“FOR” PROPOSAL NO. 2 TO RATIFY THE ELECTION OF KPMG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Audit Fees and All Other Fees

Audit Fees
      Fees for audit services totaled approximately $932,000 in 2005 and $962,000 in 2004. The audit fees include fees associated with the internal control attestation related to Section 404 of the Sarbanes-Oxley Act with the remainder of the fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, and assistance with and review of documents filed with the SEC including services related to the Company’s follow-on public stock offering of $117,000 in 2004.

Audit-Related Fees
      The Company was not billed for any audit-related fees in 2005 or 2004.

Tax Fees
      Fees for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters, totaled approximately $123,000 in 2005 and $255,000 in 2004.
      KPMG LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

All Other Fees
      The Company was not billed for any such fees in 2005 or 2004.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee administers the Company’s engagement of KPMG LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above did not affect their independence.
      Prior to engagement, the Audit Committee pre-approves all independent auditor services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee for specific pre-approval before the Company can engage for them.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 3
2006 EQUITY INCENTIVE PLAN
      The stockholders are being asked to approve the adoption of the 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan is intended to replace the Deckers Outdoor Corporation 1993 Employee Stock Incentive Plan (the “1993 Plan”). The Board of Directors adopted the 2006 Plan on March 27, 2006, subject to the approval of the stockholders at the Annual Meeting. Stockholder approval of the 2006 Plan is being sought to (1) satisfy the requirements of The Nasdaq National Market, (2) qualify certain compensation under the 2006 Plan as “performance-based compensation” not subject to the tax deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (3) qualify certain stock options that may be granted under the 2006 Plan as incentive stock options under Section 422 of the Code.
Description of the Proposal
      The Board approved the 2006 Plan because it believes that the best means for aligning the interests of employees and stockholders is through equity incentives, and the Company needs additional shares available for issuance as equity-based compensation. As of the Record Date, the Company had 288,000 shares available for future issuance under its 1993 Plan. Additionally, the 2006 Plan includes provisions that are not part of the 1993 Plan and which are necessary for the Company to offer a competitive equity incentive program. Recent changes in the accounting treatment for stock options are expected to make the use of alternative types of awards more attractive in the future.
Description of the 2006 Equity Incentive Plan
      A copy of the 2006 Plan is attached to this Proxy Statement as Appendix A. The following description of the 2006 Plan is a summary and is qualified by reference to the complete text of the 2006 Plan.
      Background and Purpose. The primary purpose of the 2006 Plan is to encourage ownership in our Company by key personnel, whose long-term service is considered essential to our continued progress, thereby linking these employees directly to stockholder interests through increased stock ownership. We currently have one stock option plan from which awards can be made, which we refer to as the 1993 Plan. The 1993 Plan authorizes up to 3,000,000 shares for issuance pursuant to stock options. The 2006 Plan will provide for added flexibility over the 1993 Plan in light of recent changes in the rules affecting such plans.
      As of March 27, 2006, options with respect to 579,000 shares were outstanding under the 1993 Plan at exercise prices ranging from $1.56 to $33.10 and 288,000 shares remained available for future grants. The Board has determined that the 1993 Plan will no longer be available for further option grants upon the effective date of the approval of our stockholders of the 2006 Plan.
      Eligible Participants. Awards may be granted under the 2006 Plan to any of our employees, directors, or consultants or those of our affiliates, except that an incentive stock option may only be granted to a person who, at the time of the grant, is an employee of us or a related corporation. As of March 27, 2006, there were approximately 225 employees and five non-employee directors who would be eligible to participate.
      Number of Shares of Common Stock Available. If approved by the stockholders, a total of 2,000,000 new shares of our Common Stock will be reserved for issuance under the 2006 Plan. The maximum aggregate number of shares that may be issued under the 2006 Plan through the exercise of incentive stock options is 1,500,000. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of Common Stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of Common Stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan. In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event.

      Administration of the 2006 Plan. The 2006 Plan will be administered by the Board or one or more committees of the Board, which we refer to as the Committee. Our Board has appointed our Compensation Committee as the Committee referred to in the 2006 Plan. In the case of awards intended to qualify as “performance-based-compensation” excludable from the deduction limitation under Section 162(m) of the Code, the Committee will consist of two or more “outside directors” within the meaning of Section 162(m).
      The administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration payable upon exercise; to provide for a right dividends or dividend equivalents; and to interpret the 2006 Plan and adopt rules and procedures relating to administration of the 2006 Plan. Except to the extent prohibited by any applicable law, the administrator may delegate to one or more individuals the day-to-day administration of the 2006 Plan.
Award Types
      Options. A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period. An option under the 2006 Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of an option granted under the 2006 Plan must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of our Common Stock on the date of grant.
      Unless the administrator determines to use another method, the fair market value of our Common Stock on the date of grant will be determined as the closing price for our Common Stock on the date the option is granted (or if no sales are reported that day, the last preceding day on which a sale occurred), using a reporting source selected by the administrator. As of March 27, 2006, the closing price on The Nasdaq National Market for our Common Stock was $39.64 per share. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option, provided that consideration must have a value of not less than the par value of the shares to be issued and must be actually received before issuing any shares. The 2006 Plan permits payment in the form of cash, check or wire transfer, other shares of Common Stock of the Company, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.
      An option granted under the 2006 Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of the optionee’s service, he or she may exercise his or her option for the period stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for twelve months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.
      Stock Awards. Stock awards are awards or issuances of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of Common Stock, payable in cash, property, or other shares of stock. The administrator may determine the number of shares to be granted, and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase of the unvested portion of such shares at the original price paid by the participant, which we may exercise upon the voluntary or involuntary termination of the awardee’s service with us for any reason, including death or disability.
      For stock awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria. Qualifying performance criteria under the 2006 Plan include any of the following performance criteria, individually or in combination:

•	Quarterly and annual earnings per share growth

•	Quarterly and annual sales levels

•	Quarterly and annual backlog and inventory levels

•	Quarterly and annual brand contribution

•	Achieving expense and shipping targets

•	Achieving targets for bad debt and collectibility measures

•	Any other similar criteria
      Qualifying performance criteria may be applied either to the Company as a whole or to a business unit, affiliate, or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the administrator in writing in the award.
      Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock in an amount equal to the difference between (a) the fair market value of a share of our Common Stock on the date of exercise, and (b) the exercise price. This amount will be paid, as determined by the administrator, in shares of our Common Stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights; except that stock appreciation rights terminate under the same rules that apply to stock options.
      Cash Awards. Cash awards confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance or personal performance evaluations, or both. For cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing and the amount payable as cash under such cash award is limited to $2.0 million.
Other Provisions of the 2006 Plan
      Transferability of Awards. Unless the administrator determines otherwise, the 2006 Plan does not permit the transfer of awards other than by beneficiary designation, will, or by the laws of descent or distribution, and only the participant may exercise an award during his or her lifetime.
      Preemptive Rights. The 2006 Plan provides that no shares will be issued thereunder in violation of any preemptive rights held by any stockholder of the Company.
      Adjustments upon Merger or Change in Control. The 2006 Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, and certain other events, our Board or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award; accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards; provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.
      Amendment and Termination of the 2006 Plan. The administrator has the authority to amend, alter, or discontinue the 2006 Plan, subject to the approval of the stockholders to the extent required by applicable laws. No amendment may impair the rights of any outstanding award without the agreement of the participant.
Certain Federal Income Tax Information
      The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2006 Plan. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

Tax Effects for Participants
      Incentive Stock Options. For federal income tax purposes, an optionee does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the optionee’s regular tax for the year.
      An optionee who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not met and the sale price exceeds the exercise price, the optionee generally will recognize ordinary income (for which we must withhold the taxes) as of the exercise date equal to the difference between the exercise price and the lower of the sale price of the shares or their fair market value on the exercise date. Any gain or loss recognized on such premature sale of the shares in excess of the amount of ordinary income is characterized as capital gain or loss. If the holding periods are not met and the sale price is less than the exercise price, the option will recognize a capital loss equal to the difference between the exercise price and the sale price.
      Nonstatutory Stock Options. A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income when he or she exercises the option, equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the Company is subject to tax withholding by us.
      Stock Awards. A participant who receives a stock award that is not subject to a “substantial risk of forfeiture” will recognize ordinary income at the time of grant equal to the difference between the fair market value of the stock on the date of grant less the amount paid for the stock, if any. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to us. Because of this substantial risk of forfeiture, a participant who receives a stock award that is subject to a “substantial risk of forfeiture” will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture less the amount paid for the stock, if any.
      The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the fair market value of the stock on the date of award less the amount paid for the stock, if any, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.
      Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
      Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee or former employee will be subject to tax withholding by us.
      Tax Effect for Us. Unless limited by Section 162(m) or Section 280G of the Code, we generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).
      Section 162(m) Limits. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to the Chief Executive Officer and each of the four other most highly paid executive officers. Certain performance-based compensation is not subject to the deduction limit. The 2006 Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2006 Plan provides that the maximum number of shares for which awards may be made to any employee, in any calendar year, is 1,000,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 1,000,000 shares. The maximum amount payable pursuant to that portion of a cash award granted under the 2006 Plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $2,000,000.
      Section 409A. The American Jobs Creation Act of 2004 contains deferred compensation provisions added as Section 409A of the Code. These provisions make compensation deferred under a nonqualified deferred compensation plan taxable on a current basis (or, if later, when vested) and subject to an additional 20% tax, unless certain requirements are met. The Internal Revenue Service has issued proposed regulations on the application of Section 409A, and further guidance is expected later in 2006. The 2006 Plan provides that it is the Company’s intent that all awards granted under the 2006 Plan will not cause an imposition of additional taxes provided by Section 409A of the Code, and that the 2006 Plan should be administered so that such taxes are not imposed.
      Section 280G Limits. Section 280G of the Code limits the amount of certain compensation payable upon a change in control of the Company, so-called “parachute payments.” If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may in whole or in part result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20% excise tax that we would be required to withhold in addition to federal income tax. The 2006 Plan provides discretion to the Board to provide for the vesting of awards upon a change in control.

New Plan Benefits
      We have no current plans, proposals, or arrangements to grant any awards under the 2006 Plan.
Amendment and Termination
      The administrator may amend the 2006 Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the stockholders in the manner and to the extent required by applicable law, rules, or regulations. Nevertheless, no action by the administrator or the stockholders may alter or impair any option or other type of award under the 2006 Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2006 Plan will continue in effect for a term of ten years, unless terminated earlier in accordance with the provisions of the 2006 Plan.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
PROPOSAL NO. 3 TO APPROVE THE 2006 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO AUTHORIZE THE ANNUAL ELECTION OF DIRECTORS
      Stockholders are being asked to approve an amendment to Article IX (the “Amendment”) of the Company’s Certificate of Incorporation to eliminate the present three-year staggered terms of our directors and to provide instead for the annual election of all directors. Under the present, classified board structure, our directors are divided into three classes, with each class serving three-year terms. If the Amendment is approved, directors will be elected to one-year terms of office beginning at the 2007 Annual Meeting of Stockholders.
      In determining whether the Amendment is in the best interests of the Company’s stockholders, the Board considered arguments for and against the classified board structure which was adopted by the Board and approved by the stockholders in 1993. The Board considered that overlapping three-year terms of directors promote continuity and stability in governance, that experienced directors may have a longer-term perspective, that three-year director terms can strengthen director independence and facilitate retention of qualified directors. The classified board structure can also increase the Board’s negotiating leverage with respect to an unsolicited takeover proposal.
      The Board also considered the views of investors who believe that the classified board structure reduces the accountability of directors to stockholders because the directors on such a board do not face an annual election. Since director elections are the primary means by which the stockholders can affect corporate management, the classified board structure may diminish stockholder influence over Company policy. Furthermore, the classified board structure may negatively affect stockholder value by discouraging Proxy contests in which stockholders have an opportunity to vote for an entire slate of competing nominees.
      After weighing all of these considerations, the Board determined that the Amendment is advisable and in the best interests of the Company and its stockholders. Accordingly, the Board has approved the Amendment (which is described below and set forth in its entirety in Appendix B), and recommends that the stockholders approve the Amendment by voting in favor of this Proposal.
      If the Amendment is approved by the stockholders, the terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 Annual Meeting of Stockholders of the Corporation shall expire at such time. At each Annual Meeting of Stockholders beginning with the 2007 Annual Meeting of Stockholders of the Corporation, the directors shall not be classified, and the directors shall be elected annually and shall hold office for a term expiring at the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.
      The affirmative vote of holders of a majority in voting power of the outstanding shares of our Common Stock is required to approve the Amendment.
      If approved by the stockholders, the Amendment would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment, which is set forth in Appendix B attached hereto, which filing is expected to take place shortly after the stockholders approve the Amendment.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
“FOR” PROPOSAL NO. 4 TO APPROVE AN AMENDMENT TO THE COMPANY’S
CERTIFICATION OF INCORPORATION TO AUTHORIZE
THE ANNUAL ELECTION OF DIRECTORS.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
      The Company’s Bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate a candidate for election as director at an annual meeting of stockholders, must provide timely advance written notice. To be timely, a stockholder’s notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.
      In addition, SEC rules provide that a stockholder wishing to include a proposal in the proxy statement for the Company’s 2007 Annual Meeting must submit the proposal so that it is received by the Company at its principal executive office, attention Corporate Secretary, at 495-A South Fairview Avenue, Goleta, California 93117 no later than December 19, 2006. If the date of the 2007 Annual Meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, stockholder proposals intended to be included in the proxy statement for the 2007 Annual Meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2007 Annual Meeting. Upon any determination that the date of the 2007 Annual Meeting will be advanced or delayed by more than 30 days from the date of the Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.
      SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted to stockholders in time to be included in the Proxy Statement. In the event a stockholder proposal is not submitted to the Company on or before February 27, 2007, the proxies solicited by the Board for the 2007 Annual Meeting of stockholders will confer authority on the Proxyholders to vote the shares in accordance with the recommendation of the Board if the proposal is presented at the 2007 Annual Meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.
      Stockholder nominations for the 2007 Annual Meeting must be submitted in accordance with the procedures described under the caption “Procedures for Stockholder Nominations.”
OTHER BUSINESS OF THE ANNUAL MEETING
      Management is not aware of any matters to come before the Annual Meeting or any continuation, postponement or adjournment thereof other than the election of directors, the ratification of the selection of the Company’s independent registered public accounting firm, the approval of the 2006 Equity Incentive Plan and the approval of an amendment to the Company’s Certificate of Incorporation. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any continuation, postponement or adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by Proxy directly on such matter. Upon receipt of such Proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.
COST OF SOLICITATION
      The solicitation of Proxies is made on behalf of the Company and all the expenses of soliciting Proxies from stockholders will be borne by the Company. In addition to the solicitation of Proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of Proxies is approximately $50,000.

ANNUAL REPORT ON FORM 10-K
      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the Proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, the Company’s independent registered public accounting firm.
      The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2005 upon the written request of any beneficial owner of the Company’s securities as of the Record Date and reimbursement of the Company’s reasonable expenses. Such request should be addressed to the Secretary of the Company at the Company’s office at 495-A South Fairview Avenue, Goleta, California 93117.
      STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS

Angel R. Martinez
President and Chief Executive Officer
Goleta, California
April 21, 2006

APPENDIX A
DECKERS OUTDOOR CORPORATION
2006 EQUITY INCENTIVE PLAN
      1.     Purpose of the Plan. The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.
      2.     Definitions. As used herein, the following definitions shall apply:
      “Act” shall mean the Securities Act of 1933, as amended.
      “Administrator” shall mean the Board or any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.
      “Affiliate” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.
      “Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.
      “Award” shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, SAR, or Cash Award.
      “Awardee” shall mean a Service Provider who has been granted an Award under the Plan.
      “Award Agreement” shall mean an Option Agreement, Stock Award Agreement, SAR Agreement, or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.
      “Board” shall mean the Board of Directors of the Company.
      “Cash Award” shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).
      “Change in Control” shall mean any of the following, unless the Administrator provides otherwise:
      2.1.1 any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);
      2.1.2 the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary);
      2.1.3 the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);
      2.1.4 the dissolution or liquidation of the Company;
      2.1.5 a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or
      2.1.6 any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

      Notwithstanding the foregoing, the term “Change in Control” shall not include any underwritten public offering of Shares registered under the Act.
      “Code” shall mean the Internal Revenue Code of 1986, as amended.
      “Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
      “Common Stock” shall mean the common stock of the Company, par value $0.01.
      “Company” shall mean Deckers Outdoor Corporation, a Delaware corporation, or its successor.
      “Consultant” shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Directors.
      “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.
      “Director” shall mean a member of the Board.
      “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.
      “Employee” shall mean an employee of the Company or any Affiliate, and may include an Officer or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee’s status from an employee to a Consultant or Director; and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      “Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.
      “Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.
      “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
      “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.
      “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
      “Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.
      “Participant” shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.
      “Plan” shall mean this Deckers Outdoor Corporation 2006 Equity Incentive Plan.
      “Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

      “Related Corporation” shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.
      “Service Provider” shall mean an Employee, Officer, Director, or Consultant.
      “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
      “Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).
      “Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).
      “Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.
      “Ten-Percent Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).
      “Termination of Service” shall mean ceasing to be a Service Provider. However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

3.	Stock Subject to the Plan.
      3.1     Aggregate Limits.

3.1.1 The maximum aggregate number of Shares that may be issued under the Plan through Awards is 2,000,000 Shares. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 1,500,000 Shares. The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

3.1.2 Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.
      3.2 Code Section 162(m) Limit. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1 million, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 1 million Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m).

4.	Administration of the Plan.
      4.1     Procedure.

4.1.1 Multiple Administrative Bodies. The Plan shall be administered by the Board or one or more Committees, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

4.1.2 Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

4.1.3 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

4.1.4 Other Administration. The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

4.1.5 Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
      4.2     Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

4.2.1 to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

4.2.2 to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

4.2.3 to determine the type of Award to be granted to the selected Service Provider;

4.2.4 to approve the forms of Award Agreements for use under the Plan;

4.2.5 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

4.2.6 to correct administrative errors;

4.2.7 to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

4.2.8 to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

4.2.9 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

4.2.10 to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

4.2.11 to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

4.2.12 to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

4.2.13 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.14 to determine whether to provide for the right to receive dividends or dividend equivalents;

4.2.15 to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

4.2.16 to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

4.2.17 to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or both, the amount of which is determined by reference to the value of the Award; and

4.2.18 to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

      4.3     Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

      5.     Eligibility. Awards may be granted to Service Providers of the Company or any of its Affiliates.
      6.     Effective Date and Term of the Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten years from the date of the Plan is approved by the stockholders unless terminated earlier under Section 16 herein.
      7.     Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.
      8.     Options. The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.
      8.1     Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.
      8.2     Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

8.2.1 In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Employee to whom an Incentive Stock Option is granted is a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

8.2.2 In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

8.2.3 Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.
      8.3     Vesting Period and Exercise Dates. Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.
      8.4     Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. The consideration, determined by the Board (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Board, not less than the par value of such Shares. Acceptable forms of consideration may include:

8.4.1 cash;

8.4.2 check or wire transfer;

8.4.3 subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

8.4.4 consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

8.4.5 cashless exercise, subject to any conditions or limitations established by the Administrator;

8.4.6 such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

8.4.7 any combination of the foregoing methods of payment.

9.	Incentive Stock Option Limitations.
      9.1     Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.
      9.2     $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.
      9.3     Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Related Corporation is not so provided by statute or contract, an Awardee’s employment with the Company shall be deemed terminated on the first day immediately following such three month period of leave for Incentive Stock Option purposes and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.
      9.4     Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.
      9.5     Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.
      9.6     Ten-Percent Stockholder. If any Employee to whom an Incentive Stock Option is granted is a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.
      9.7     Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

10.	Exercise of Option.
      10.1     Procedure for Exercise; Rights as a Stockholder.

10.1.1 Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

10.1.2 An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

10.1.3 Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

10.1.4 The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.
      10.2     Effect of Termination of Service on Options.

10.2.1 Generally. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

10.2.2 Disability of Awardee. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination. Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

10.2.3 Death of Awardee. Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated before the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.	Stock Awards.

11.1 Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price of the Shares, if any, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

11.2 Restrictions and Performance Criteria. The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Awardee.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

11.3 Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Participant.

11.4 Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she were an actual stockholder.

12.	Stock Appreciation Rights.
      Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

12.1 Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

12.2 Exercise Price and Other Terms. The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

12.3 Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

12.4 SAR Agreement. Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

12.5 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

12.6 Payment of SAR Amount. Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR. This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.	Cash Awards.
      Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

13.1 Cash Award. Each Cash Award shall contain provisions regarding (i) the performance goal or goals and maximum amount payable to the Participant as a Cash Award; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the period as to which performance shall be measured for establishing the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Cash Award before actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $2 million.

13.2 Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance or personal performance evaluations or both. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

13.3 Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

13.4 Termination of Service. The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

14.	Other Provisions Applicable to Awards.

14.1 Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

14.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of certain specified performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity and (xxiv) EBITDA.

14.3 Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

14.4 Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

14.5 Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Awards granted under this Plan shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code.

14.6 Lock-Up Agreement. The Award Agreement for every Award that may be settled in Shares shall provide that in connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares or any rights to acquire Shares for the period beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period shall end not later than 180 days from the effective date of such registration statement. The foregoing limitation shall not apply to shares registered for sale in such public offering.

15.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

15.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, and the number and kind of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award; (ii) the price per Share subject to each such outstanding Award; and (iii) the Share limitations set forth in Section 3 of the Plan, may be appropriately adjusted if any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company through a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, spin-off, dividend in property other than cash, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator in its sole discretion, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days before such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse before the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

15.3 Change in Control. If there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee, or board of directors of any surviving entity or acquiring entity may, in its discretion, (i) provide for the assumption, continuation, or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs) of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and SARs and terminate any restrictions on all or any part of the Stock Awards or Cash Awards; (iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Participants; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

16.	Amendment and Termination of the Plan.

16.1 Amendment and Termination. The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

16.2 Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

16.3 Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	Designation of Beneficiary.

17.1 An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

17.2 Such designation of beneficiary may be changed by the Awardee at any time by written notice. If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.	No Right to Awards or to Service.
      No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.	Preemptive Rights.
      No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

20.	Legal Compliance.
      No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Shares, as well as the exercise of such Award, if applicable, will comply with Applicable Laws. Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

21.	Inability to Obtain Authority.
      To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.	Reservation of Shares.
      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.	Notice.
      Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

24.	Governing Law; Interpretation of Plan and Awards.

24.1 This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

24.2 If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

24.3 The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

24.4 The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

24.5 All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

25.	Limitation on Liability.
      The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

25.1 The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

25.2 Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.	Unfunded Plan.
      Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
      IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of                      2006.

DECKERS OUTDOOR CORPORATION

By:

Its:	Chief Financial Officer and Executive Vice President of Finance and Administration

APPENDIX B
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
DECKERS OUTDOOR CORPORATION
      DECKERS OUTDOOR CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, by its duly authorized officer, does hereby certify:
      FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation.
      SECOND: That the amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.
      THIRD: That upon the effectiveness of this Certificate of Amendment, Section 1 of Article IX of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:
      SECTION 1. At the 1993 Annual Meeting of Stockholders of the Corporation, the Board of Directors shall be divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as reasonably possible. At each Annual Meeting of Stockholders following such initial classification and election until the 2007 Annual Meeting of Stockholders, each director shall be elected to serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting date next following the end of calendar year 1993, the directors first elected to Class II shall serve for a term ending on the second annual meeting date next following the end of calendar year 1993, and the directors first elected to Class III shall serve for a term ending on the third annual meeting date next following the end of calendar year 1993. The terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 Annual Meeting of Stockholders of the Corporation shall expire at such time. At each Annual Meeting of Stockholders beginning with the 2007 Annual Meeting of Stockholders of the Corporation, the directors shall not be classified, and the directors shall be elected annually and shall hold office for a term expiring at the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified unless such directors shall resign, become disqualified or shall otherwise be removed in accordance with law.
      Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may, unless the Board of Directors determines otherwise, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
      FOURTH: That the foregoing amendment shall be effective on                     , 2006 at 8:00 a.m. Eastern Time.

B-1

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed on this                     day of                     , 2006.

DECKERS OUTDOOR CORPORATION

By:

Zohar Ziv
Chief Financial Officer and Executive Vice President of Finance
and Administration

B-2

PROXY

DECKERS OUTDOOR CORPORATION

495-A South Fairview Avenue
Goleta, California 93117

This Proxy is solicited on behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Angel R. Martinez and Zohar Ziv, and each of them, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on March 27, 2006, at the Annual Meeting of Stockholders to be held on May 19, 2006 and any continuations, postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

				FOR	WITHHOLD AUTHORITY to vote for the nominees listed below
1.	ELECTION OF CLASS I DIRECTORS: Instruction: To withhold authority to vote for a nominee listed below, strike a line through the nominee’s name.			☐	☐
	Nominees:	01 John M. Gibbons 02 Daniel L. Terheggen 03 John G. Perenchio
			FOR	AGAINST	ABSTAIN
2.	TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.		☐	☐	☐
			FOR	AGAINST	ABSTAIN
3.	TO APPROVE THE 2006 EQUITY INCENTIVE PLAN.		☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ANNUAL ELECTION OF DIRECTORS.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	In their discretion, the Proxyholders are authorized to transact such other business as may properly come before the Annual Meeting or any continuation, postponements or adjournments thereof.	☐	☐	☐
The Board of Directors recommends a vote “For” the election of each of the nominees, “For” ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2006, “For” the approval of the 2006 Equity Incentive Plan, and “For” the approval to amend the Company’s Certificate of Incorporation to authorize the annual election of directors. All proposals to be acted upon are proposals of the Board of Directors. If any other business is properly presented at the Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional Proxies in favor of the recommendations of the Board of Directors, this Proxy shall be voted by the Proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Signature	Signature	Dated	2006

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in full corporate name by the President or other authorized officer giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲